                            Schedule 14A Information

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement          [_] Confidential, for Use of the Com-
                                              mission Only (as permitted by Rule
                                              14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                          Willamette Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
________________________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:
________________________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:
________________________________________________________________________________
     (5)  Total fee paid:
________________________________________________________________________________
[_]  Fee paid previously with preliminary materials.
________________________________________________________________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
________________________________________________________________________________
     (2) Form, Schedule or Registration Statement No.:
________________________________________________________________________________
     (3)  Filing Party:
________________________________________________________________________________
     (4)   Date Filed:

                                                                    News Release

                                              [Willamette Industries, Inc. logo]


FOR IMMEDIATE RELEASE

CONTACT: Greg Hawley           Cathy Dunn             Paul Verbinnen/David Reno/
         EVP & CFO             VP Communications      Jim Barron
         Willamette Industries Willamette Industries  Citigate Sard Verbinnen
         503-273-5640          503-273-5642           212-687-8080

    WILLAMETTE TO PROVIDE ADDITIONAL SHAREHOLDER INFORMATION TO WEYERHAEUSER

      PORTLAND, ORE. - December 26, 2000 - Willamette Industries (NYSE:WLL) today said it would provide additional shareholder information to Weyerhaeuser. In response to an oral ruling issued today by the Circuit Court of Oregon, Willamette issued the following statement:

     "We continue to believe that we provided Weyerhaeuser with the information required under the Oregon statute. Regardless, this decision doesn't change our position on Weyerhaeuser's hostile offer. We've made it abundantly clear that we are not for sale and we will use all reasonable means at our disposal to protect the interests of Willamette, its shareholders, employees and the communities in which we operate."

      Willamette Industries is an integrated forest products company with 106 plants, located in the U.S., France, Ireland and Mexico. The company owns 1.7 million acres of forestland which has been third-party certified as meeting the Sustainable Forest Initiatives standards of the American Forest and Paper Association. Willamette produces building materials, composite wood panels, fine paper, office paper products, corrugated packaging and grocery bags.
                                     # # #

                       INFORMATION REGARDING PARTICIPANTS

          Willamette Industries, Inc. ("Willamette" or the "Company") and the following persons may be deemed to be "participants" in Willamette's solicitation of proxies from Willamette stockholders in connection with (i) the offer by Company Holdings, Inc. ("Holdings"), a Washington corporation and a wholly owned subsidiary of Weyerhaeuser Company, a Washington corporation, ("Weyerhaeuser") to purchase all of the outstanding common stock, par value $0.50 per share, (including the associated rights to purchase shares of Series B Junior Participating Preferred Stock) of the Company (the "Willamette Common Stock") and (ii) the preliminary proxy statement filed by Weyerhaeuser and Holdings with the Securities and Exchange Commission in connection with the election of the nominees of Weyerhaeuser and Holdings to the Willamette Board of Directors at the Willamette 2001 annual meeting of shareholders: (a) the directors of Willamette, (b) the following executive officers of Willamette:
Duane C. McDougall (President and Chief Executive Officer) and Greg Hawley (Executive Vice President, Chief Financial Officer, Secretary and Treasurer) and
(c) Cathy Dunn (Vice President, Communications).

          The interests of the foregoing individuals in this solicitation consist of their beneficial ownership of (i) shares of Willamette Common Stock and (ii) options to purchase Willamette Common Stock (the "Willamette Options"). Additional information with respect to these items is set forth below.


Name and Title                                Shares of          Shares of
                                              Willamette         Willamette
                                              Common Stock       Options
                                              Beneficially       Beneficially
                                              Owned (1)          Owned (1)(2)
-----------------------------------------------------------------------------
Winslow Buxton                                  2,332 (3)           1,067 (5)
(Director)
----------------------------------------------------------------------------
Cathy Dunn                                     27,410 (3)          29,993 (4)(6)
(Vice President, Communications)
----------------------------------------------------------------------------
Gerard K. Drummond                                 4,000            5,600 (5)
(Director)
----------------------------------------------------------------------------
Greg Hawley                                        1,471            8,543 (4)
(Executive Vice President, Chief
 Financial Officer, Secretary and
 Treasurer)
----------------------------------------------------------------------------
Kenneth W. Hergenhan                               2,372            4,400 (5)
(Director)
----------------------------------------------------------------------------
Duane C. McDougall                             22,391 (3)          72,486 (4)
(Director, President and Chief Executive
 Officer)
----------------------------------------------------------------------------
Joseph Prendergast                                 2,500            4,400 (5)
(Director)
----------------------------------------------------------------------------
Stuart J. Shelk, Jr.                        1,678,915 (3)           5,600 (5)
(Director)
----------------------------------------------------------------------------
Robert Smelick                                     4,000            5,600 (5)

(Director)
----------------------------------------------------------------------------
William Swindells                           4,471,942 (3)         254,530 (7)
(Chairman of the Board of Directors)
----------------------------------------------------------------------------
Michael G. Thorne                                    800                   -
(Director)
----------------------------------------------------------------------------
Benjamin R. Whiteley                               7,500            5,600 (5)
(Director)
----------------------------------------------------------------------------



(1) As of November 30, 2000, shares and options are included in the table as "beneficially owned" if the person named has or shares the right to vote or direct the voting of or the right to dispose or direct the disposition of such shares or options. Inclusion of shares or options in the table does not necessarily imply that the persons named receive the economic benefits of the shares so listed.
(2) Options included are those exercisable within 60 days after November 30, 2000.

(3) Includes shares as to which the individual shares voting and dispositive power as follows: Mr. Buxton, 1,000 shares; Mr. Shelk, 18,120 shares; Mr. Swindells, 2,426,568 shares; Mrs. Dunn, 11,489 shares; and Mr. McDougall, 32 shares.
(4) Options granted under the Company's 1995 Long-Term Incentive Compensation Plan (the "1995 Plan") and its 1986 Stock Option and Stock Appreciation Rights Plan (the "1986 Plan").
(5)  Options granted under the non-employee director provisions of the 1995
     Plan.
(6) Includes options as to which the individual shares voting and dispositive power as follows: Mrs. Dunn, 15,627 options.
(7) Includes 3,200 options granted under the non-employee director provisions of the 1995 Plan.

          Pursuant to a letter agreement dated September 4, 2000, Willamette retained Goldman, Sachs & Co. ("Goldman Sachs") to render financial advisory services to the Company in connection with Weyerhaeuser's offer and certain related matters. Willamette has agreed to pay Goldman Sachs a fee equal to 0.40% of the aggregate value of any transaction in the event (i) at least 15% of the outstanding stock of Willamette is acquired by a third party or (ii) all or substantially all of the assets of Willamette are sold. If no transaction is completed as of September 1, 2001, Willamette has agreed to pay Goldman Sachs a fee of $30 million upon the occurrence of certain triggering events. A triggering event has occurred, and the first of five equal quarterly installments will be paid on September 1, 2001 if no transaction has been consummated as of that date. In addition, Willamette has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses.

          In connection with the engagement of Goldman Sachs as financial advisor, the Company anticipates that employees of Goldman Sachs may communicate in person, by telephone or otherwise with certain institutions, brokers or other persons who are stockholders for the purpose of assisting in the solicitation of proxies. Although Goldman Sachs does not admit that it or any of its directors, officers, employees or affiliates is a "participant," as defined in Schedule 14A promulgated under the Securities and Exchange Act of 1934, as amended, by the Securities and Exchange Commission, or that Schedule 14A requires the disclosure of certain information concerning them, Robert Pace (Managing Director), Ravi Sinha (Managing Director), Kirk Pulley (Vice President), Kevin Guidotti (Vice President) and Kevin Sofield (Associate), in each case of Goldman Sachs (collectively, the "Financial Adviser Participants"), may assist the Company in the solicitation of proxies for the annual meeting.

          Goldman Sachs has provided financial advisory and investment banking services to the Company from time to time for which they have received customary compensation. In addition, Goldman Sachs has provided financial advisory and investment banking services to Weyerhaeuser in the past for which it has received customary compensation. Goldman Sachs engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the ordinary course of its business, Goldman Sachs may actively trade securities of the Company for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Goldman Sachs has advised the Company that as of December 21, 2000, Goldman Sachs held a net long position of approximately 23,232 shares of Willamette Common Stock. Except as set forth above, to the Company's knowledge, none of Goldman Sachs, or any
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of the Financial Advisor Participants has any interest, direct or indirect, by security holdings or otherwise, in the Company.